(Exhibit 3(i))

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           INTERNATIONAL PAPER COMPANY

               (Under Section 805 of the Business Corporation Law)

                                    * * * * *

      The undersigned, James W. Guedry, being the Vice President and Secretary of International Paper Company (the "Corporation"), hereby certifies:

      1. The name of the Corporation is International Paper Company.

      2. The Certificate of Incorporation was filed with the Department of State of New York on June 23, 1941, under the name of International Paper and Power Corporation.

      3. The following is a statement of any amendments or changes in the Certificate of Incorporation to be effected by this Certificate of Amendment pursuant to Section 805 of the Business Corporation Law of the State of New
York:

            (a) The Certificate of Incorporation shall be amended to increase the aggregate number of shares of stock which the corporation has authority to issue under paragraph 1 of Article V from i) four hundred and nine million one hundred fifty thousand (409,150,000) shares, of which four hundred eight million seven hundred fifty thousand (408,750,000) shares have a par value of $1.00 each, and four hundred thousand (400,000) shares are without a par value, to ii) one billion (1,000,000,000) shares, of which nine hundred and ninety nine million six hundred thousand (999,600,000) shares have a par value of $1.00 each, and four hundred thousand (400,000) shares are without a par value.

            (b) The Certificate of Incorporation shall be amended to increase the number of shares of stock which the corporation has classified as Common Stock under subparagraph 3 of paragraph 1 of Article V from i) four hundred million (400,000,000) shares, par value $1.00 each, to ii) nine hundred ninety million eight hundred fifty thousand (990,850,000) shares, par value $1.00 each.

      4. To affect the foregoing amendments, Article V of the Certificate of Incorporation is hereby amended to read in its entirety as follows :

      ARTICLE V. The total number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, of which nine hundred and ninety nine million six hundred thousand (999,600,000) shares have a par value of one dollar ($1.00) each, and four hundred thousand (400,000) shares shall be without par value. The shares of the Corporation shall be classified. The number of shares in each class shall be as follows:

      Four hundred thousand (400,000) shares without par value shall be Cumulative $4 Preferred Stock (the "Preferred Stock");

      Eight million seven hundred fifty thousand (8,750,000) shares having a par value of one dollar ($1.00) each shall be Serial Preferred Stock; and

      Nine hundred ninety million eight hundred fifty thousand (990,850,000) shares having a par value of one dollar ($1.00) each shall be Common Stock.

      The whole or any part of the shares of Common Stock of the Corporation may be issued as partly paid, subject to calls thereon until the whole thereof shall have been paid in.

      The designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof, are to be as follows:

                                 PREFERRED STOCK

      1. The Preferred Stock shall be issued in one series.

      2. All shares of the Preferred Stock shall be identical with each other in all respects, except that shares issued at different times may differ as to dates from which dividends thereon shall accumulate.

      3.1. The holders of the Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, dividends from the surplus or net profits of the Corporation at the rate of $4 per share per annum, and no more, payable quarterly in each year on such dates as from time to time may be fixed by the Board of Directors. Dividends on the Preferred Stock shall be cumulative. On shares of the Preferred Stock issued prior to October 1, 1946 dividends shall commence to accrue from July 1, 1946. Any other shares of the Preferred Stock shall be issued with accruals of dividends uniform with the unpaid accruals of dividends, if any, on the Preferred Stock outstanding at the time of each such issue. Accumulations of dividends shall not bear interest.


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

      3.2. If dividends in full on all outstanding shares of the Preferred Stock for all past quarterly dividend periods and for the then current quarterly dividend period shall not have been paid or been declared and set apart for payment, no dividends (other than dividends payable in stock ranking junior to the Preferred Stock) shall be declared or paid or set apart for payment on, nor shall any distribution be made to, any class of stock ranking junior to the Preferred Stock.

      3.3. So long as any shares of the Preferred Stock are outstanding, the Corporation, without first obtaining the affirmative vote of the holders of record of at least a majority of the outstanding shares of the Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at any meeting called for the purpose, shall not declare or pay any dividend or make any distribution on any stock ranking junior to the Preferred Stock (other than a dividend payable in stock ranking junior to the Preferred Stock), or purchase, redeem or otherwise acquire for value any stock ranking junior to the Preferred Stock, or pay, set aside or make available any monies to or for a sinking fund for the purchase or redemption of any stock ranking junior to the Preferred Stock, except to the extent that the sum of

      (i) $5,000,000, plus

      (ii) the aggregate net earnings of the Corporation since December 31, 1945, as determined annually by the independent public accountants employed by the Corporation and, pending such determination for any particular year, as determined by the accounting staff of the Corporation, plus

      (iii) the aggregate net proceeds received by the Corporation from the Issuance, exchange or sale, subsequent to December 31, 1945, of stock ranking junior to the Preferred Stock (except any such stock issued on conversion of, or as consideration for exchange of, or to provide funds for redemption or purchase of Cumulative Convertible 5% Preferred Stock formerly authorized and outstanding)

exceeds the sum of

      (iv) all dividends (other than dividends payable in stock ranking junior to the Preferred Stock) and distributions declared, paid or made subsequent to December 31, 1945 on any stock of the Corporation, plus

      (v) the cost to the Corporation of the acquisition for value (by purchase, redemption, exchange, or otherwise) of all stock, other than the Cumulative Convertible 5% Preferred Stock formerly authorized and outstanding, ranking junior to the Preferred Stock acquired by the Corporation subsequent to December 31, 1945, including in such cost all monies set apart for any such purpose.

      3.4. If dividends in full on all outstanding shares of the Preferred Stock for all past quarterly dividend periods shall not have been paid or been declared and set apart for payment:

      (i) the Corporation shall not call for redemption any shares of the Preferred Stock unless either:

            (a) all shares of the Preferred Stock outstanding are called for simultaneous redemption, or

            (b) if less than all shares of the Preferred Stock outstanding are called for redemption at any time, the number of shares called for redemption from each registered holder at that time shall be that number which bears the same proportion to the total number of shares of such stock registered in the name of such holder as the number of shares called for redemption at that time bears to the total number of shares of the Preferred Stock then outstanding, except that in so determining the number of shares called, fractions of less than one-half shall be disregarded and fractions of one-half or more shall be treated as one whole share;

      (ii) neither the Corporation nor any subsidiary shall purchase any shares of the Preferred Stock except in accordance with an invitation for tenders or a purchase offer made in writing to all holders of the Preferred Stock on the same terms; and

      (iii) the Corporation shall not call for redemption, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for valuable consideration, any shares of any class of stock ranking junior to the Preferred Stock, nor shall the Corporation or any subsidiary pay or make available any moneys for any such redemption, purchase or acquisition.

      4. Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Preferred Stock shall be entitled to receive out of the net assets of the Corporation (whether represented by capital or surplus), (i) if such dissolution, liquidation or winding up is voluntary, cash in an amount per share as follows: if the date fixed for the distribution upon such dissolution, liquidation or winding up shall occur between July 1, 1946 and June 30, 1952 inclusive, $115; if said date shall occur between July 1, 1952 and June 30, 1955 inclusive, $112.50; if said date shall occur between July 1, 1955 and June 30, 1958 inclusive, $110; if said date shall occur between July 1, 1958 and June 30, 1961 inclusive, $107.50; and thereafter, $105; and (ii) if such dissolution, liquidation or winding up is involuntary, cash in the amount of $100 per share, plus in each case an amount equal to all dividends accrued and unpaid on such share up to and including the


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

date fixed for distribution, whether or not earned or declared, and no more, in either case before any distribution of the assets to be distributed shall be made to the holders of stock ranking junior to the Preferred Stock. If, upon any dissolution, liquidation or winding up, the assets of the Corporation distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

      5.1. Except as herein or by law expressly provided, the holders of the Preferred Stock shall not be entitled to vote in any proceeding or to be represented at or to receive notice of any meeting of stockholders, and there is hereby specifically excluded any right of the holders of the Preferred Stock to vote (i) for mortgaging the property and franchises of the Corporation pursuant to Section 911 of the Business Corporation Law of the State of New York or any statutory provision amendatory of, supplementary to or substituted for said Section, whether as a part of said Law or otherwise, (ii) for authorizing any guaranty pursuant to Section 908 of the said Law or any statutory provision amendatory of, supplementary to or substituted for said Section, whether as a part of said Law or otherwise, (iii) for sale of the franchises and property of the Corporation pursuant to Section 909 of the said Law or any statutory provision amendatory of, supplementary to or substituted for said Section, whether as a part of said Law or otherwise, other than as provided in subdivision 8 hereof, (iv) for consolidation pursuant to Section 903 of the said Law or any statutory provision amendatory of, supplementary to or substituted for said Section, whether as a part of said Law or otherwise, (v) for voluntary dissolution pursuant to Section 1001 of the said Law or any statutory provision amendatory of, supplementary to or substituted for said Section, whether as a part of said Law or otherwise, or (vi) for change of name pursuant to the Business Corporation Law of the State of New York or any statute amendatory thereof, supplementary thereto or substituted therefor; provided, however, that if at the time of any annual meeting of stockholders the Corporation shall be in arrears in dividends on the Preferred Stock in an amount equal to four full quarterly dividends thereon, then at such annual meeting and thereafter at all meetings for the election of directors until all arrearages of dividends accumulated on the Preferred Stock for all preceding dividend periods shall have been paid or declared and set apart for payment, and no longer, the holders of the Preferred Stock shall have the sole right, to the exclusion of all other classes of stock, to vote for and elect one-third (or the nearest whole number thereto) of the total number of directors to be elected at the meeting. At all meetings for the election of directors, so long as such right to elect directors shall continue, the holders of the Preferred Stock, voting separately as a class, shall first vote for and elect the total number of directors which they are entitled to elect as aforesaid, and thereafter the holders of the Common Stock and any other stock having voting powers shall, in accordance with their respective voting rights, vote for and elect the remaining directors.

      5.2. At any meeting of the stockholders at which the holders of the Preferred Stock shall have the right to vote they shall have one vote for each share. The holders of the Preferred Stock shall be entitled to notice of any meeting of the stockholders called for the election of directors at which such holders shall be entitled to vote as in subdivision 5.1 provided (as well as to notice of any other meeting at which such holders shall be entitled to vote), and at any such election the holders of the shares of the Preferred Stock represented at the meeting shall constitute a quorum for the election of such directors, and a plurality of all votes of the Preferred Stock cast at the meeting shall be sufficient to elect such directors.

      5.3. Whenever all arrearages of dividends on the Preferred Stock as aforesaid shall have been paid or declared and set apart for payment, all powers of the holders of the Preferred Stock to vote for directors shall terminate, and the tenure of office of all Directors elected by them shall forthwith automatically come to an end.

      6.1. On and after July 1, 1949, the Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, by resolution of its Board of Directors, at any time or from time to time, at the redemption price per share as follows: if the date fixed for redemption shall occur between July 1, 1949 and June 30, 1952 inclusive, $115; if said date shall occur between July 1, 1952 and June 30, 1955 inclusive, $112.50; if said date shall occur between July 1, 1955 and June 30, 1958 inclusive, $110; if said date shall occur between July 1, 1958 and June 30, 1961 inclusive, $107.50; and thereafter, $105; plus in each case an amount equal to all dividends accrued and unpaid on such share up to and including the date fixed for redemption, whether or not earned or declared. If less than all shares of the Preferred Stock outstanding are to be redeemed, the shares to be redeemed shall be chosen by lot in such manner as the Board of Directors may determine, provided that, if dividends in full on all outstanding shares of the Preferred Stock for all past quarterly dividend periods shall not have been paid or been declared and set apart for payment, the shares to be redeemed shall be determined as provided in subdivisions 3.4(i)(b) hereof.

      6.2. Not less than thirty (30) nor more than sixty (60) days previous to the date fixed for redemption, a notice specifying the time and place thereof shall be given to the holders of record of the Preferred Stock to be redeemed by mail at their respective addresses as the same shall appear on the books of the Corporation and by publication at least once in at least one newspaper printed in the English language of general circulation in the Borough of Manhattan, The City of New York, but no failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. At any time after notice of redemption has been given by publication in the manner prescribed above to the holders of stock so to be redeemed, the Corporation may deposit the aggregate redemption price in trust with a bank or trust company (in good standing, organized under the laws of the United States of America or of the State of New York, doing business in The City of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000) named in such notice, for payment on the date fixed for redemption as aforesaid (or prior to such date if so determined by the Board of Directors) to the holders of the shares so to be redeemed, on endorsement, if required by the Board of Directors, and upon surrender of the certificates for such shares. Upon the deposit of such money as aforesaid or, if no such deposit is made, upon said redemption date (unless the Corporation shall default in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Corporation and shall have no voting or other rights with respect to said shares, except the right to receive said monies on the date fixed for redemption as aforesaid (or earlier if so determined as aforesaid) from said bank or trust company or from the Corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid; and the shares represented thereby shall no longer be outstanding. In case the holder of any such shares of the Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall, upon demand, pay over to the Corporation such unclaimed amount so deposited, and the depositary shall thereupon be relieved of all responsibility therefor to such holder.

      6.3. Shares of the Preferred Stock which have been redeemed shall be canceled and shall not be reissued, and the Corporation shall from time to time take appropriate action to reduce the authorized amount of the Preferred Stock accordingly.

      6.4. Nothing contained in subdivision 6.1 or 6.2 hereof shall limit the right of the Corporation to make purchases of shares of the Preferred Stock at any price.

      7. So long as any shares of the Preferred Stock are outstanding, the Corporation, without first obtaining the affirmative vote of the holders of record of at least two-thirds of the outstanding shares of the Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at any meeting called for the purpose, shall not

            (i) authorize, create or issue stock of any class, or any security convertible into stock of any class, ranking, as to the payment of dividends or as to distribution upon dissolution, liquidation or winding up, prior to the Preferred Stock; or

            (ii) amend, alter, change or repeal any of the express provisions of
      (a) the "Certificate of Authorization of New Shares Without Par Value and of the Issuance of Such New Shares From Time to Time in One Series, and Change of Previously Authorized Unissued Shares with Par Value into the Same Number of Shares Without Par Value of A New Class and Reclassification of Shares, Pursuant to Section 36 of the Stock Corporation Law of the State of New York", filed in the Department of State in the State of New York on May 31, 1946, or (b) any certificate filed pursuant to Section 11 of the Stock Corporation Law of the State of New York (including particularly the certificate so filed on July 3, 1946) or Sections 501 and 502 of the Business Corporation Law of the State of New York or any statutory provisions amendatory of, supplementary to or substituted for said Sections, whether as a part of said Law or otherwise, applicable to the Preferred Stock then outstanding, in a manner which is in any material respect prejudicial to the holders thereof, provided, however, that the provisions of this subdivision 7(ii) shall not apply to any such amendment, alteration, change or repeal resulting from a merger or consolidation.

      8. So long as any shares of the Preferred Stock are outstanding, the Corporation, without first obtaining the affirmative vote of the holders of record of at least a majority of the outstanding shares of the Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at any meeting called for the purpose, shall not

            (i) increase the authorized number of shares of the Preferred Stock;

            (ii) authorize, create or issue stock of any class, or any security convertible into stock of any class, ranking, as to the payment of dividends or as to distribution upon dissolution, liquidation or winding up, on a parity with the Preferred Stock; or

            (iii) sell, lease or otherwise dispose (otherwise then by merger or consolidation) all or substantially all of the assets of the Corporation.

      9. If at the time of any merger or consolidation to which the Corporation shall become a party any holder of the Preferred Stock does not have the right to demand and receive payment in cash of the then value of his shares of the Preferred Stock as determined by appraisal in the manner provided in the Business Corporation Law of the State of New York or any statute amendatory thereof, supplementary thereto or substituted therefore, such holder shall be entitled (if he so elects within 20 days after the Corporation shall have mailed to him notice of such merger or consolidation) to receive payment in cash of an amount equal to that to which he would then be entitled upon a voluntary liquidation of the Corporation under the provisions of subdivision 4 hereof, unless by the terms of the merger or consolidation he is entitled to shares or securities (which may be his shares of the Preferred Stock) of the Corporation resulting from the merger or consolidation which have a relative position and priority in the capital stock structure of said Corporation, and rights and preferences, at least equal to those of his shares of the Preferred Stock immediately prior to the merger or consolidation.

      10. No holder of shares of the Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to or purchase of any shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

      11. When full cumulative dividends to which each share of the Preferred Stock at the time outstanding is entitled for all prior dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment, but not otherwise, the Board of Directors may, subject to the respective terms and provisions hereof, if any, applying thereto, declare and pay dividends on any other class or classes of stock ranking junior to the Preferred Stock, and the Preferred Stock shall not be entitled to share therein.

      12. Upon the dissolution, liquidation or winding up of the Corporation, after payment shall have been made in full to the holders of the Preferred Stock as provided in subdivision 4 hereof, but not prior thereto, the holders of the class or classes of stock ranking junior to the Preferred Stock shall, subject to the respective terms and provisions hereof, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock shall not be entitled to share therein.

      13. When used in subdivisions 1 through 12 above, the term "stock ranking junior to the Preferred Stock" shall mean the Common Stock and any other class of stock which ranks junior to the Preferred Stock as to the payment of


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

dividends or as to distribution upon dissolution, liquidation or winding up of the Corporation.

      14. Subject to the provisions hereof, shares of the Preferred Stock may be issued from time to time as determined by the Board of Directors for such consideration as from time to time may be fixed by the Board of Directors.

      15. The Common Stock shall be subject to the prior rights of the Preferred Stock as hereinabove declared.

                                  COMMON STOCK

      16. Subject to any exclusive voting rights which may vest in any holders of shares of the capital stock of the Corporation, other than Common Stock, holders of shares of the Common Stock shall be entitled to one vote for each share upon all matters upon which stockholders have the right to vote.

      17.1. No holder of bonds or other obligations or securities convertible into shares of any class shall as such holder have any preemptive or preferential right of subscription to or purchase of any shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

      17.2. No holder of shares of the Corporation's Stock shall as such holder have any preemptive or preferential right of subscription to or purchase of any shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

                             SERIAL PREFERRED STOCK

      18.1. The Serial Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the limitations hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, to adopt resolutions providing for the issuance of, or providing for a change in the number of shares of any particular series, and, if and to the extent from time to time required by law, to file a certificate under Section 805 of the Business Corporation Law of New York, or any statute amendatory thereof or supplemental thereto, establishing or changing the number of shares to be included in each such series and fixing the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


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

            (i) the serial designation of such shares and the number of shares constituting such series;

            (ii) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

            (iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (iv) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

            (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

            (vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

            (viii) any other relative rights, preferences and limitations of such series.

      18.2. No holder of Serial Preferred Stock shall have any preemptive or preferential right of subscription to or purchase of any shares or securities of any class which at any time may be sold or offered for sale by the Corporation.

      18.3. So long as any shares of Preferred Stock are outstanding, the preferences, privileges and voting powers, if any, of the shares of Serial Preferred Stock of any series, and the restrictions or qualifications thereof, shall be subject to the preferences, privileges and voting powers, if any, of the shares of Preferred Stock, and the restrictions and qualifications thereof.


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

      18.4. So long as any shares of the Serial Preferred Stock are outstanding, the Corporation shall not issue any shares of Preferred Stock without first obtaining the affirmative vote of the holders of record of at least a majority of the outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at any meeting called for the purpose.

                                  MISCELLANEOUS

      19. The Board of Directors may from time to time issue scrip in lieu of fractional shares of any class or classes or any rights in respect of fractional shares and upon such terms and with such provisions as may be determined by the Board of Directors. Such scrip shall not confer upon the holder thereof any right to dividends, except in so far as may be specifically provided by the Board of Directors at the time of issuance thereof or thereafter, or any voting or other rights as a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine, or without limit of time if the Board of Directors so determines, issue certificates for one or more whole shares upon the surrender of scrip for fractional shares aggregating the number of whole shares represented by the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

      20. The Board of Directors shall have power, in its absolute discretion, at any time, and from time to time, without any action by the stockholders of the Corporation and whether or not in connection with the issue or sale of any shares of stock or other securities of the Corporation, to grant rights entitling the holders thereof to purchase from the Corporation any shares of its capital stock. Any such rights shall be evidenced by such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times at or within which, and the price or prices, not less than the par value thereof, at which any such shares may be purchased or subscribed for upon the exercise of any such rights and the price or other consideration, if any, for which such rights shall be granted shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the granting thereof.

      5. This amendment to the Certificate of Incorporation was authorized by vote of the board of directors followed by vote of a majority of all outstanding shares entitled to vote thereon at a Special Meeting of shareholders of the Corporation held on April 30, 1999.


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

      IN WITNESS WHEREOF, the undersigned has signed this certificate on the 30th of April, 1999 and hereby affirms the statements contained therein as true under penalties of perjury.

                                        INTERNATIONAL PAPER COMPANY


                                        By /s/ JAMES W. GUEDRY
                                           ------------------------------
                                        By: James W. Guedry,
                                        Title: Vice President, Secretary and
                                               Associate General Counsel


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